CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

MUTUAL FUND SERIES TRUST

APPENDIX B

Series of the Trust

Amended as of May 13, 2013

Domestic Fee Schedule A	Domestic Fee Schedule B
Catalyst Insider Buying Fund	Catalyst Value Fund
Catalyst/Groesbeck Growth of Income Fund	Catalyst Strategic Insider Fund
Catalyst/MAP Global Total Return Income Fund	Catalyst Insider Long/Short Fund
Catalyst/MAP Global Capital Appreciation Fund	Catalyst Hedged Futures Strategy Fund
Catalyst/CP Core Equity Fund	Catalyst/SMH High Income Fund
Catalyst/CP World Equity Fund	Catalyst/SMH Total Return Income Fund
Catalyst/CP Focus Large Cap Fund	Catalyst Event Arbitrage Fund
Catalyst/CP Focus Mid Cap Fund	Catalyst/Lyons Tactical Core Fund
Day Hagan Tactical Allocation Fund of ETFs	Catalyst/Lyons Hedged Premium Return Fund
Listed Private Equity Plus Fund	Catalyst/Princeton Floating Rate Income Fund
Vista Capital Appreciation Fund	Camelot Premium Return Fund
Signal Point Global Alpha Fund	SMH Representation Trust
Empiric Core Equity Fund
Eventide Gilead Fund
Eventide Healthcare and Life Sciences Fund
JAG Large Cap Growth Fund

Approved by:

Mutual Fund Series Trust

Huntington National Bank

/s/Jerry Szilagyi

/s/Kevin Speert

Jerry Szilagyi, Trustee

Kevin Speert, Vice President

Domestic Fee Schedule - A

Transaction Fee:
DTC & Fed Eligible Items	$6.00/Transaction
Non-DTC & Fed Eligible Items	$22.00/Transaction
Mortgage Backed Securities & Private Placements	$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments	$5.00/Payment
Options	$8.00/Transaction
Repurchase Agreements	$9.00/Transaction
Foreign Securities (depending on country)	$20-350.00/Transaction

Administrative Domestic Fee
First $75 million of Market Value	1.25 Basis Points
On Next $75 million of Market Value	1.00 Basis Points
In Excess of $150 million of Market Value	.75 Basis Points
Monthly Minimum Fee Per Fund Account	$250/Account

Wire Transfer Fee:
Outgoing Wires	$15.00/transaction

Physical Check Fee:
Physical Check	$5.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)	No Charge

Internet Access:
Online access to trust account activity	No Charge

Statements
Standard	No Charge
Online	No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

Domestic Fee Schedule - B

Transaction Fee:
DTC & Fed Eligible Items		$0.00/Transaction
Non-DTC & Fed Eligible Items		$6.00/Transaction
Mortgage Backed Securities & Private Placements		$20.00/Transaction
Mortgage Backed Securities & Private Placement Payments		$5.00/Payment
Options		$0.00/Transaction
Repurchase Agreements		$9.00/Transaction
Foreign Securities (depending on country)		$20-350.00/Transaction

Administrative Domestic Fee
First $150 million of Market Value		1.00 Basis Points
On Next $150 million of Market Value		.75 Basis Points
In Excess of $300 million of Market Value		.50 Basis Points
Monthly Minimum Fee Per Fund Account		$400/Account

Wire Transfer Fee:
Outgoing Wires		$15.00/transaction

Physical Check Fee:
Physical Check		$5.00/check

Funds Transfer Fee:
To/From DDA & trust account(s)		No Charge

Internet Access:
Online access to trust account activity		No Charge

Statements
Standard		No Charge
Online		No Charge

Note: Other fees may be assessed for special handling and miscellaneous services.

	Global Fee Schedule ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Argentina	20.5	65
Australia	3.5	20
Austria	6.5	50
Bahrain	60.5	185
Bangladesh	50.5	175
Belgium	3	35
Bermuda	10.5	105
Botswana	40.5	75
Brazil	10.5	30
Bulgaria	40.5	105
Canada	1.5	15
Chile	20.5	75
China	15.5	55
Colombia	45.5	105
Costa Rica	50.5	75
Croatia	50.5	85
Cyprus	10.5	145
Czech Republic	15.5	50
Denmark	3.5	35
Egypt	25.5	65
Estonia	20.5	75
Euroclear	2	20
Finland	3.5	35
France	3.5	35
Germany	3.5	30
Ghana	40.5	85
Greece	18.5	85
Hong Kong	4.5	30
Hungary	15.5	50
Iceland	15.5	105
India	15.5	55
Indonesia	10.5	35
Ireland	3.5	35
Israel	20.5	55
Italy	3.5	30
Japan	2.5	20
	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Jordan	45.5	140
Kazakhstan	50.5	155
Kenya	35.5	70
Latvia	30.5	105
Lebanon	50.5	155
Lithuania	35.5	105
Luxembourg	6.5	55
Malaysia	6.5	35
Malta	35.5	140
Mauritius	50.5	140
Mexico	8.5	20
Morocco	50.5	120
Namibia	35.5	75
Netherlands	3.5	25
New Zealand	3	30
Nigeria	40.5	75
Norway	3.5	35
Oman	60.5	155
Pakistan	30.5	130
Palestine	60.5	205
Peru	34.5	80
Philippines	10.5	39
Poland	10.5	35
Portugal	5.5	35
Qatar	60.5	205
Romania	35.5	105
Russia	25.5	105
Singapore	6.5	55
Slovakia	35.5	125
Slovenia	50.5	115
South Africa	4.5	30
South Korea	8.5	25
Spain	4.5	35
Sri Lanka	25.5	75
Swaziland	40.5	75
Sweden	3.5	30

	ADMINISTRATION/ SAFEKEEPING FEE (IN BASIS POINTS)	TRANSACTION FEE (US DOLLARS)
Switzerland	3.5	35
Taiwan	10.5	50
Thailand	5.5	55
Trinidad	50.5	135
Turkey	10.5	45
Tunisia	50.5	105
Ukraine	30.5	305
UAE	45.5	140
United Kingdom	1.5	20
Uruguay	50.5	85
Venezuela	50.5	180
Vietnam	50.5	180
Zambia	40.5	75
Zimbabwe	40.5	70

Saudi Arabia

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Other Settlement Charges:

FRB

$10.00/Transaction

Mutual Fund Settlement (Domestic)

$35.00/Transaction

Short Term Instruments

$10.00/Transaction

Time Deposits

$10.00/Transaction

Derivatives (Hedges, Futures, Forwards, Swaps)

$30.00/Transaction

Repurchase Agreements

$10.00/Transaction

Commercial Paper

$10.00/Transaction

Vault Transfer (Domestic)

$6.00/Transaction

Physical

$20.00/Transaction

Manual Trade Surcharge

$30.00/Transaction

Repaired Trade Surcharge

$10.00/Transaction

Cancels

$10.00/Transaction

Proxy Announcement – Non U.S.

$12.00/Transaction

Proxy Vote – Non U.S.

$12.00/Transaction

SWIFT message

$1.00/Message

Wires and Payments Charges:

U.S. Wires

$10.00/Transaction

Book Transfers

$6.00/Transaction

Non – U.S. Wire

$30.00/Transaction

FX – 3rd Party

$40.00/Transaction

Cashiers Check

$25.00/Transaction

Miscellaneous Other Charges:

Restricted Securities Processing

$150

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Please note that there is a segregated account charge of $5,000 annual through BBH.  This is broken down monthly for a total of $416.67/month additional.

Agreed and approved as of May 13, 2013 by:

Mutual Fund Series Trust

Huntington National Bank

_____________________

_________________________

Jerry Szilagyi, Trustee

Kevin Speert, Vice President

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